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Fourth Quarter 2022 Financial Results Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Operations (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Balance Sheets (amounts in thousands, except share and per share data)

Fisker Inc. and Subsidiaries Unaudited Condensed Consolidated Statements of Cash Flows (amounts in thousands, except share and per share data)

GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations (Unaudited, amounts in thousands, except share and per share data) Source: Fisker Inc.

FOR IMMEDIATE RELEASE

FISKER INC. ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2022 FINANCIAL RESULTS

- Q4 2022 and full-year 2022 operational results better than expectations; full-year 2022 total spending of $702 million, below the $715 million to $790 million anticipated range.
- Over $736 million cash balance at year end 2022, ahead of expectations, excluding approximately $28 million of VAT receivables delayed to 2023.
- Consumer brand awareness continues to build. Fisker Ocean reservations and orders continue to increase, totaling approximately 65,000 as of February 24, 2023.
- Homologation testing is progressing well; we anticipate completion in March, followed by the regulatory approval process. Consumer deliveries should commence shortly after certification is received.
- Since SOP, Fisker built 56 vehicles including 15 vehicles for Magna's fleet, in use for data collection, improvements and validating additional features to be added in months to come.
- Provided 2023 forecasts to suppliers, placed firm orders for the components for the first 300 vehicles, and partial 2Q long-lead components.
- European and US home delivery, service, trade-in, and public charging partners nominated. Over twenty showrooms, Centers+ (showroom, service, deliveries), vehicle processing centers, and service and pickup locations are either secured or in negotiations in Europe and US.
- First drivable Fisker PEAR prototype completed ahead of plan in December 2022. $29,900 base price on target.
- Forecast 8-12% annual gross margin and potentially positive EBITDA for 2023. 2023 non-GAAP SG&A, R&D, and capital expenditure guidance initiated at $535-$610 million reflecting benefits of asset-light model and prudent liquidity management.

LOS ANGELES, CA -- (February 27, 2023) -- Fisker Inc. (NYSE: FSR) ("Fisker"), driven by a mission to create the world's most emotional and sustainable electric vehicles, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2022.



"Thank you to all our stakeholders, teams, and partners for the amazing progress we made in 2022. This year we have continued to refine our vehicles, with a particular focus on software, as we prepare for deliveries," stated Henrik Fisker, Chairman and Chief Executive Officer of Fisker.

"We are the first startup to homologate two continents simultaneously. We have completed over 250 various tests and the teams are submitting these results continuously to regulatory authorities. The ability to initially sell the Ocean in the US and seven European launch markets is unprecedented and a major de-risking strategy that we implemented from the outset. This approach offers the opportunity to increase sales and shift vehicles to whichever market has the strongest growth," continued Fisker.

"Launching a high-quality Fisker Ocean with class-leading range, innovations, and features is our number one priority. We have finalized our EPA and WLTP testing and our internal findings show longer range for the Fisker Ocean than we initially projected. These results reinforce our expectation that, at the time of launch, the Fisker Ocean will have the longest range of any SUV/Crossover priced below $70,000. We are excited to get the Ocean in the hands of our loyal customers shortly after the homologation process is complete," Fisker stated. "I'm looking forward to the launch of the next generation website and app this week that will further improve and enhance the customer experience."

Fourth Quarter 2022 Business Highlights:

- Built 15 fleet vehicles for Magna in December, which Magna is now using for data collection, additional validation, improvements, and testing and validation of future features, so we can introduce additional functionalities to the Ocean later this year. One of these vehicles will be shown to 15 other OEMs in Sweden in March to showcase the joint powertrain capabilities of Fisker and Magna.
- The all-electric Fisker Ocean won Green Car Journal's "Green SUV of the Year 2023" award. The prestigious award underlines Fisker's commitment to building the world's most sustainable vehicles.



- In November, Fisker hosted media, investors, and analysts in Graz to get an early opportunity to test drive the Fisker Ocean and tour the production facility.
- The new version of our Web application and iOS App, including an interactive 3-D configurator, should go live later this week with an Android version rolling out in mid-March. The new Fisker Web and Apps offer a more intuitive experience exploring and buying a Fisker EV. These products are available in multiple languages and will be continually updated through the launch of the Fisker Ocean.
- We commenced sales of Fisker-branded home charging solutions in partnership with Wallbox in eight countries across US and Europe.
- We provided full year forecasts to our suppliers, securing long-lead parts and expect to receive parts for the first 300 cars during March. We are diligently working with suppliers for final SQA processes, ramp up planning and deep diving into volumes for Q2 ramp.

- More than $736 million of unrestricted cash and cash equivalents at year-end, which excludes approximately $28 million of VAT receivables delayed to 2023, reflects Fisker's prudent liquidity management and positions the Fisker Ocean for a successful ramp.

Recent Updates:

- Comprehensive vehicle homologation testing (US and Europe) expected to be completed in March, followed by the regulatory approval process that, once completed, will enable selling in over 20 countries. Sales in the following countries are planned for 2023: US, Canada, Austria, Germany, Norway, Denmark, Sweden, and France, followed by UK (right hand drive), Switzerland, Netherlands, Belgium, and India (also right hand drive). Sales in additional countries, including China are expected in 2024.
- Fisker's inaugural Investor Day later this year will showcase an exciting future product portfolio of drivable vehicles.
- Named ChargePoint as North American partner for public charging solutions with over 210,000 active charging ports in North America.
- After-sales vehicle service and trade-in partners nominated in the US and Europe. Upfitting of Fisker Mobile Service vans underway.
- Home delivery partners identified for US and all European launch countries to complement our growing network of Centers+ and test drive and delivery locations. Contracted three new Center+ locations in Europe in Vienna (Austria), Copenhagen (Denmark) and Stockholm (Sweden) to be used for test drives, service and deliveries of our vehicles. In addition, we signed an innovative Test Drive and Delivery Center in Munich (Germany). We are currently in negotiations to secure retail locations in France, Norway, and additional locations in Germany which we expect to be our largest European market. In the US, we have 15 locations either secured or in negotiations for showrooms, Centers+, vehicle processing centers, and service and pickup locations.
- ESG third party recognition continues. Sustainalytics upgraded Fisker 40 spots in global Automobile industry rankings. Fisker is the top-ranked (lowest risk rating) US passenger EV OEM based on ESG Risk Rating scores.
- Fisker Ocean world tour continued to a half dozen US states and three European countries including stops in Las Vegas, eCarExpo in Stockholm, and the Sundance Film Festival in Utah.
- Our Ocean reservations keep increasing despite new competition and competitors' price reductions. This is a testament to our class leading product, with many unique features, and customers value our commitment to deliver the world's most sustainable vehicle. In addition, our focus on the longest range in our class and already competitive price point position Fisker as a growth company in a segment with millions of potential customers globally.



- Fisker PEAR development is progressing well, following the inaugural drivable prototype in December 2022. Fisker PEAR reservations are over 5,600 as of February 24, 2023. Today we are revealing more of the final exterior production design. The rear lighting is a continuous light strip around the rear window with an integrated high-mounted brake light. The side view has a unique, iconic graphic and a clean, sculptural body side with pronounced fenders giving the vehicle a powerful, wide stance. The front lights feature the signature Fisker dual light bars surrounded by high tech light graphics. The overall vehicle sits higher off the ground with a raised seating position. The dynamic shape has already undergone extensive aerodynamic testing in the windtunnel. We expect the top version to achieve well over 300 miles of all-electric range and with a truly revolutionary E/E architecture with just a few central computer units that we call the Blade Computer. We are engineering the PEAR using new automotive specifications to achieve a base price of $29,900.
- Fisker bolstered its internal technical capabilities and the global team approximates 850 colleagues as of February 24, 2023.

Fourth Quarter 2022 Financial Highlights:

- Cash and cash equivalents of $736.5 million as of December 31, 2022. This excludes approximately $28 million of VAT receivables delayed to 2023.
- The $736.5 million cash balance reflects approximately $57 million raised from Fisker's $350 million at-the-market (ATM) equity program during the fourth quarter of 2022.
- Loss from operations totaled $178.1 million, including $2.2 million of stock-based compensation expense.
- Net loss totaled $170.1 million and $0.54 loss per share.
- Net cash used in operating activities totaled $111.1 million and capital expenditures totaled $33.7 million.
- Weighted average shares outstanding totaled 314.9 million for the three months ended December 31, 2022.
- Full-year 2022 non-GAAP operating expenses and capital expenditures totaled $702 million, better than the $715 million to $790 million anticipated range.

2023 Business Outlook

We maintain our 2023 production target of up to 42,400 units, provided the supply chain delivers per our forecast and we receive homologation in a timely manner. The following information reflects Fisker's expectations for key non-GAAP operating expenses and capital expenditures for

the full-year 2023. Fisker is projecting the total of these items to be within a range of $535 million to $610 million. Fisker targets a gross margin range of 8-12% and potentially positive EBITDA for 2023.

Expense item	USD, millions
Research & Development (Non-GAAP)[1]	$ 160 - 190
Selling, General, and Administrative (Non-GAAP)[1]	$ 130 - 160
Capital Expenditures	$ 245 - 260
Total	**$ 535 - 610**

[1]Excludes stock-based compensation expense. A reconciliation to the corresponding GAAP amount is not provided as the quantification of stock-based compensation excluded from the non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted without unreasonable efforts. The Non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price volatilities that are not currently ascertainable and cannot be reasonably estimated.

Conference Call Information

Fisker Inc. will host a conference call to discuss the results at 5:30a.m. Pacific Time (8:30a.m. Eastern Time) today, February 27, 2023. The live audio webcast, along with supplemental information, will be accessible on Fisker's Investor Relations website at https://investors.fiskerinc.com. A recording of the webcast will also be available following the conference call.

Use of Non-GAAP Financial Measures (Unaudited)

This press release and the accompanying tables references certain non-generally accepted accounting principles in the United States (GAAP) financial measures, including non-GAAP adjusted loss from operations, non-GAAP selling, general, and administrative expense, non-GAAP research and development expense and non-GAAP total operating expenses. These non-GAAP financial measures differ from their directly comparable GAAP financial measures due to adjustments made to exclude stock-based compensation expense. None of these non-GAAP financial measures is a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

Fisker believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about Fisker in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures Fisker uses may not be directly comparable to similarly titled measures of other companies. Therefore, both GAAP financial measures of Fisker's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Fisker uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. It also uses various social media channels as a means of disclosing information about Fisker and its products to its customers, investors and the public (e.g., @fiskerinc, @fiskerofficial, #fiskerinc, #henrikfisker and #fisker on Twitter, Facebook, Instagram, YouTube, TikTok and LinkedIn). Accordingly, investors should monitor Fisker's investor relations website and social media channels in addition to following Fisker's press releases, SEC filings, and public conference calls and webcasts.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world's most sustainable vehicles. To learn more, visit www.FiskerInc.com – and enjoy exclusive content across Fisker's social media channels:
Facebook, Instagram, Twitter, YouTube, and LinkedIn.

Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "feel," "believes," expects," "estimates," "projects," "intends," "should," "is to be," or the negative of such terms, or other comparable terminology and include, among other things, the statements quoted by our Chief Executive Officer, the timing of start of production and delivery of the Fisker Ocean or the Fisker PEAR, the sufficiency of our cash to fund production launch of the Fisker Ocean, and statements regarding Fisker's future performance under "2023 Business Outlook," the reported financial results for the fourth quarter of 2022, which are subject to completion of Fisker's internal review, and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: Fisker's limited operating history; Fisker's ability to enter into additional manufacturing and other contracts with Magna, or other OEMs or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker's ability to execute its business model, including market acceptance of its planned products and services; Fisker's inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker's inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker's Annual Report on Form 10-K, under the heading "Risk Factors," filed with the Securities and Exchange Commission (the "SEC"), as supplemented by Quarterly Reports on Form 10-Q, and other reports and documents Fisker files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Fourth Quarter 2022 Financial Results

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(amounts in thousands, except share and per share data)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,	
	2022	2021	2022	2021
Revenue	$ 306	$ 41	$ 342	$ 106
Costs of goods sold	238	40	263	88
Gross margin	68	1	79	18
Operating costs and expenses:				
General and administrative	44,802	18,385	106,417	42,398
Research and development	133,400	115,049	423,907	286,856
Total operating costs and expenses	178,202	133,434	530,324	329,254
Loss from operations	(178,134)	(133,433)	(530,245)	(329,236)
Other income (expense):				
Other income (expense)	433	(304)	(119)	(402)
Interest income	5,685	212	10,378	627
Interest expense	(4,599)	(4,399)	(18,426)	(6,546)
Changes in fair value - embedded derivative	-	-	-	(138,436)
Unrealized loss recognized on equity securities	(1,220)		(6,860)	-
Foreign currency gain (loss)	7,916	(493)	(2,039)	2,667
Total other income (expense)	8,215	(4,984)	(17,066)	(142,090)
Net loss before income taxes	(169,919)	(138,417)	(547,311)	$ (471,326)
Provision for income taxes	(185)	(15)	(185)	(15)
Net loss	$ (170,104)	$ (138,432)	$ (547,496)	$ (471,341)
Basic and Diluted net loss per share	$ (0.54)	$ (0.47)	$ (1.80)	$ (1.61)
Basic and Diluted weighted average common shares outstanding	314,891,794	296,706,320	303,366,068	292,004,136

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(amounts in thousands, except share and per share data)

	As of:			
	December 31, 2022		December 31, 2021	
Current assets:				
Cash and cash equivalents	$	736,549	$	1,202,439
Prepaid expenses and other current assets		91,765		30,423
Equity investment		3,140		-
Total current assets		831,454		1,232,862
Non-current assets:				
Property and equipment, net		387,137		85,643
Intangible assets		252,922		231,525
Right of use asset, net		33,424		18,285
Other non-current assets		16,489		24,637
Total noncurrent assets		689,972		360,090
Total assets	$	1,521,426	$	1,592,952
Current liabilities:				
Accounts payable	$	58,871	$	28,143
Accrued expenses		264,925		79,634
Lease liabilities (short term)		7,085		4,552
Total current liabilities		330,881		112,329
Non-current liabilities:				
Customer deposits		15,334		6,300
Lease liabilities		27,884		14,933
Convertible notes		660,822		659,348
Total non-current liabilities		704,040		680,581
Total liabilities		1,034,921		792,910
Stockholder's equity (deficit)		486,505		800,042
Total liabilities and equity	$	1,521,426	$	1,592,952

Fisker Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(amounts in thousands, except share and per share data)

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,	
	2022	2021	2022	2021
Cash flows from Operating Activities				
Net loss	$ (170,104)	$ (138,432)	$ (547,496)	$ (471,341)
Stock-based comp	2,176	1,544	19,602	5,622
Depreciation and Amortization	6,073	301	7,285	699
Accretion of debt issuance costs	427	219	1,474	373
Change in fair value of derivatives	-	-	-	138,436
Unrealized loss recognized on equity securities	1,220	-	6,860	-
Change in operating assets and liabilities	57,018	(5,644)	51,300	23,834
Other operating activities	(7,917)	1,117	8,438	1,107
Net cash used in operating activities	(111,107)	(140,895)	(452,537)	(301,270)
Cash flows from Investing Activities				
Purchase of equity securities	-	-	(10,000)	-
Purchase of property and equipment	(33,733)	(52,557)	(190,989)	(134,386)
Net cash used in investing activities	(33,733)	(52,557)	(200,989)	(134,386)
Cash flows from Financing Activities				
Proceeds from convertible notes / equity security	-	-	-	667,500
Payments for debt issuance costs	-	-	-	(8,523)
Payments for capped call option	-	-	-	(96,788)
Proceeds from exercise of warrants/stock options	-	-	-	89,023
Payments for stock issuance costs and redemption of unexercised warrants	-	-		(22)
Proceeds from exercise of stock options	8	457	2,154	5,616
Payments to tax authorities for statutory tax withholdings	(126)	(4,977)	(1,562)	(9,869)
Proceeds from stock issuance under "At-the-market" offering	57,954	-	190,492	-
Payments for "At-the-market" issuance costs	(1,143)	-	(3,448)	-
Net cash provided by financing activities	56,693	(4,520)	187,636	646,937
Net increase / (decrease) in cash and cash equivalents	(88,147)	(197,972)	(465,890)	211,281
Cash and cash equivalents, beginning of period	824,696	1,400,411	1,202,439	991,158
Cash and cash equivalents, end of period	$ 736,549	$1,202,439	$ 736,549	$1,202,439

GAAP Loss from Operations to Non-GAAP Adjusted Loss from Operations
(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended				Twelve Months Ended			
	December 31, 2022		December 31, 2021		December 31, 2022		December 31, 2021	
GAAP Loss from operations	$	(178,134)	$	(133,433)	$	(530,245)	$	(329,236)
Add: stock-based compensation		2,176		1,544		19,602		5,622
Non-GAAP Adjusted loss from operations	$	(175,958)	$	(131,889)	$	(510,643)	$	(323,614)

Source: Fisker Inc.

Fisker Inc. Communications

Frank Boroch, VP, Investor Relations & Treasury
fboroch@fiskerinc.com

Matthew DeBord, Sr. Director, Communications Strategy & Storytelling
mdebord@fiskerinc.com

Rebecca Lindland, Director, Communications
rlindland@fiskerinc.com